KEYSTONE PROPERTY TRUST

(a Maryland statutory real estate investment trust)

4,041,137 Common Shares of Beneficial Interest

PURCHASE AGREEMENT

Dated: February 19, 2004

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Page

SECTION 13. GOVERNING LAW AND TIME	32
SECTION 14. Effect of Headings	32

KEYSTONE PROPERTY TRUST

(a Maryland statutory real estate investment trust)

4,041,137 Common Shares of Beneficial Interest

(Par Value $.001 Per Share)

PURCHASE AGREEMENT

February 19, 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     Keystone Property Trust, a Maryland statutory real estate investment trust (including its predecessor, the “Company”), the persons listed on Schedule B hereto (the “Morris Selling Shareholders”) and the persons listed on Schedule C hereto (the “Pioneer Selling Shareholders” and, collectively with the Morris Selling Shareholders, the “Selling Shareholders”), confirm their respective agreements with Citigroup Global Markets Inc. (the “Underwriter”), with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriter, of the respective numbers of common shares of beneficial interest, par value $.001 per share, of the Company (the “Common Shares”) set forth on (i) Schedule B hereto with respect to the Morris Selling Shareholders and (ii) Schedule C hereto with respect to the Pioneer Selling Shareholders (collectively, the “Securities”).

     At the date hereof, each Morris Selling Shareholder delivered to Keystone Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), in accordance with the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, including the Partnership Unit Designation of Series C Convertible Preferred Units (the “Series C Preferred Units”) and the Partnership Unit Designation of Series D Preferred Units (the “Series D Preferred Units”) which are parts thereof (together with any amendments thereto, the “Operating Partnership Agreement”), an irrevocable Notice of Conversion and other required documentation (each, a “Notice of Conversion” and, collectively, the “Notices of Conversion”) requesting the conversion of an aggregate of 1,664,965 Series C Preferred Units of the Operating Partnership into an aggregate of 2,601,506 Common Shares of the Company. Also on the date hereof, each Pioneer Selling Shareholder holding common units of the Operating Partnership (the “Common Units”) and each Pioneer Selling Shareholder holding Series D Preferred Units delivered to the Operating Partnership, in accordance with the Operating Partnership Agreement, a Notice of Conversion requesting the conversion of an aggregate of 1,076,668 Common Units and 239,555 Series D Preferred Units of the Operating Partnership, respectively, into an aggregate of 1,439,631 Common Shares of the Company. The Company, as general partner of the Operating Partnership, as set forth herein, will issue the Securities as of the date hereof, in satisfaction of the requests contained in such Notices of Conversion (each such conversion, a “Unit Conversion” and collectively, the “Unit Conversions”).

     The Company and the Selling Shareholders understand that the Underwriter proposes to make a public offering of the Securities after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-3 (Nos. 333-77627, 333-92741 and 333-110450) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statements, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they became effective are herein called the “Registration Statement” and the term “Registration Statement” shall be deemed to refer to each registration statement listed above. The final prospectus, including the prospectus supplement relating to the Securities and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the “Prospectus” and the term “Prospectus” shall be deemed to refer to each prospectus forming a part of each registration statement listed above. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

     The term “Subsidiary” means a corporation, a partnership or a limited liability company a majority of the outstanding voting stock, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, the Operating Partnership, or by one or more other Subsidiaries of the Company or the Operating Partnership.

     SECTION 1. Representations and Warranties.

     (a)  Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to the Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) became effective, at the date of this Agreement and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company or any Selling Shareholder in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

Each prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and Prospectus. In addition, any pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in preparing the pro forma financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information relating to the Company or any entity acquired or to be acquired by the Company required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included, or incorporated by reference, in the Registration Statement and Prospectus. The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived.

(v) Related-Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any trustee, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or trustees of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

(vi) Internal Controls. The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties or real property interests, including without limitation, any interest or participation, direct or indirect, in any mortgage obligation owned, directly or indirectly, by the Company, the Operating Partnership or any Subsidiary (the “Properties”) has occurred which would be material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, (C) there have been no transactions entered into by the Company, the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, (D) except for regular quarterly dividends on the Common Shares in amounts per share that are consistent with past practice and regular quarterly distributions on the Company’s Series C Convertible Preferred Shares and the Company’s Series D Cumulative Redeemable Preferred Shares (collectively, the “Preferred Shares”), and regular quarterly distributions on the Common Units and preferred units of the Operating Partnership (collectively, the “Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares or any distribution by the Operating Partnership with respect to its Units, and (E) there has been no increase in long-term debt or decrease in the capital of the Company, the Operating Partnership or any Subsidiary.

(viii) Good Standing of the Company. The Company has been duly formed and is validly existing as a statutory real estate investment trust in good standing under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland REIT law”) and has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified and registered as a foreign real estate investment trust and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix) Good Standing of the Operating Partnership. The Operating Partnership is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The Operating Partnership Agreement is in full force and effect.

(x) Good Standing of Subsidiaries. The Operating Partnership is the only Subsidiary that is a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries of the Company are (a) the Subsidiaries listed on Exhibit 21 to the Registration Statement (except for non-material Subsidiaries which have been dissolved or merged into new entities) and (b) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi) Joint Ventures. All of the joint ventures in which the Company or any Subsidiary owns an interest of greater than five percent and that are currently conducting business (the “Joint Ventures”) are listed on Schedule D hereto. The Company’s (or Subsidiary’s, as the case may be) ownership interest in each such Joint Venture is as set forth on Schedule D. To the knowledge of the Company, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described or incorporated by reference in the Prospectus, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have a Material Adverse Effect.

(xii) Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 59,775,035 Common Shares and 5,224,965 preferred shares, par value $.001 per share, of which 30,466,156 Common Shares, 2,760,000 shares of Series D Convertible Redeemable Preferred Shares, 500,000 shares of Series C Convertible Preferred Shares, no shares of Series A Convertible Preferred Shares and no shares of Series B Convertible Preferred Shares are issued and outstanding on the date hereof. All issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii) Authorization of Units. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except for (i) any outstanding convertible preferred units (including the Series C Preferred Units and the Series D Preferred Units, respectively, to be converted into Common Shares pursuant to the Unit Conversions), (ii) a third party interest in Keystone Cranbury West, LLC that can be exchanged for Units (the “Cranbury Interest”) and (iii) units that may be issued pursuant to the option agreement between the Operating Partnership and Browning

Investments, Inc., dated as of December 4, 1998, as amended as of July 3, 2003 (the “Browning Agreement”), there are no Units reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units. The partnership interest records of the Operating Partnership reflect that (i) the Morris Selling Shareholders are the owners of record of the Series C Preferred Units reflected on Schedule B hereto and that 1,573,017 Series C Preferred Units have been pledged by Morris Selling Shareholders Joseph Morris, Robert Morris, the Joseph D. Morris Family Limited Partnership and the Robert Morris Family Limited Partnership as collateral securities to Wells Fargo Bank (“Wells Fargo”) and (ii) the Pioneer Selling Shareholders are the owners of record of the Common Units and the Series D Preferred Units, respectively, reflected on Schedule C hereto and that 527,808 Common Units have been pledged by Pioneer Selling Shareholders Michael J. Falcone Family Trust Number 1, Michael J. Falcone Family Trust Number 2, Michael J. Falcone Family Trust Number 3 and Michael J. Falcone Family Trust Number 4 as collateral securities to HSBC Bank USA (“HSBC”).

(xiv) Authorization and Description of Securities. The Securities to be purchased by the Underwriter from the Selling Shareholders have been duly authorized for issuance to the Selling Shareholders upon the Unit Conversions pursuant to the Operating Partnership Agreement and this Agreement and, when issued and delivered to the Selling Shareholders by the Company pursuant to the Operating Partnership Agreement and this Agreement, will be validly issued, fully paid and non-assessable. The Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; any security certificates evidencing the Securities will be in substantially the form incorporated by reference as an exhibit to the Registration Statement and the form of stock certificate evidencing the Securities will comply with all applicable legal requirements, with all applicable requirements of the Company’s declaration of trust and by-laws and with the requirements of the New York Stock Exchange, Inc. (the “NYSE”). No holder of the Securities will be subject to personal liability by reason of being such a holder; the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xv) Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly authorized by the Company and the Operating Partnership and this Agreement has been duly executed and delivered by the Company and the Operating Partnership.

(xvi) Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any Subsidiary is in violation of its declaration of trust, partnership agreement, charter, by-laws or other governing instrument (“Governing Instruments”) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”)

except for such violations or defaults of any Agreements or Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance of the Securities by the Company to the Selling Shareholders upon the Unit Conversions) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Operating Partnership or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations, except for such violations that would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation, could not reasonably be expected to result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xx) REIT Qualification. Commencing with its taxable year ended December 31, 1993, the Company has been, and upon the sale of the Securities, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

(xxi) Investment Company Act. Each of the Company, the Operating Partnership and any Subsidiary is not, and upon the issuance of the Securities as herein contemplated will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii) Possession of Intellectual Property. The Company, the Operating Partnership and any Subsidiary own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company, the Operating Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Operating Partnership Agreement, except as such as has already been obtained or as required under such securities laws or under the rules of the National Association of Securities Dealers, Inc. (the “NASD”).

(xxiv) Other Fees. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or the Operating Partnership Agreement, the Registration Statement and the Prospectus or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, trustees, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriter’s compensation as determined by the NASD.

(xxv) Possession of Licenses and Permits. Each of the Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to possess any such Governmental Licenses would not result in a Material Adverse Effect; the Company, the Operating Partnership and their Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvi) Title to Property. (A) The Company, the Operating Partnership, the Subsidiaries or any joint ventures in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company, the Operating Partnership, the Subsidiaries or the applicable joint venture, respectively, and good title to all other properties owned by them, and any improvements thereon and all other assets that are required for the operation of such properties in the manner in which they currently are operated, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are Permitted Encumbrances (as defined below); (B) all material liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any of the Company, the Operating Partnership, the Subsidiaries or any joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest that are required to be disclosed in the Prospectus are disclosed therein; (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not in the aggregate have a Material Adverse Effect; (D) there are in effect for the assets of each of the Company, the Operating Partnership, the Subsidiaries or any joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest, insurance policies covering the risks and in amounts that are commercially reasonable for the types of assets owned by them and that are consistent with the types and amounts of insurance typically maintained by prudent owners of properties similar to such assets in the markets in which such assets are located, and none of the Company, the Operating Partnership, the Subsidiaries or any joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies; and (E) neither the Company nor the Operating Partnership has any knowledge of any pending or threatened litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties, except such proceedings or actions that would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds Properties described in the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. “Permitted Encumbrance” shall mean (a) liens on Properties securing any of the Company, the Operating Partnership, any Subsidiary or joint venture obligations, (b) other liens which are expressly described in, or which are incorporated by reference into, the Prospectus and (c) customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the Properties for the purposes intended therefor as contemplated in the Prospectus.

(xxvii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, to the knowledge of the Company, the Operating Partnership and any Subsidiary, as the case may be (A) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the

Company, the Operating Partnership or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxviii) Tax Returns. The Company, the Operating Partnership and any Subsidiary, as the case may be, have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

(xxix) Environmental Consultants. None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Operating Partnership or any Subsidiary and none of them nor any of their trustees, officers or employees is connected with the Company, the Operating Partnership or any Subsidiary as a promoter, selling agent, trustee, director, officer or employee.

(xxx) Title Insurance. The Company, the Operating Partnership and any Subsidiary, as the case may be, have obtained title insurance on the fee interests and leasehold interests in each of the Properties in an amount at least equal to the greater of (A) the mortgage indebtedness on each such Property or (B) the purchase price paid for each such Property (in the case of any Property having been acquired by the Operating Partnership via an exchange of Units for ownership interests in the entity holding such property, the “purchase price” of such Property being deemed to be the sum of (i) the per-share price of the Common Shares of the Company on the date such interests were exchanged for Units multiplied by the number of Units exchanged for such interests in the entity holding such Property and (ii) the amount of any assumed indebtedness secured by such Property).

(xxxi) Absence of Regulation M Violation. None of the Company, the Operating Partnership, the Subsidiaries, nor any of their respective trustees, directors, officers, affiliates, members or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxii) Notices of Conversion. The Company and the Operating Partnership have received the Notices of Conversion from the Selling Shareholders, such Notices of Conversion satisfy the requirements of the Operating Partnership Agreement and the Company has determined to satisfy such Notices of Conversion via the issuance, as further described herein, of an aggregate of 4,041,137 Common Shares of the Company.

     (b)  Representations and Warranties by the Morris Selling Shareholders. Each Morris Selling Shareholder severally represents and warrants to the Underwriter as of the date hereof and as of the Closing Time, and agrees with the Underwriter, as follows:

(i) Good Standing. If applicable, such Morris Selling Shareholder has been duly organized and is validly existing as an entity in good standing in its jurisdiction of organization.

(ii) Entity Power. If applicable, such Morris Selling Shareholder has all requisite power to enter into this Agreement and consummate the transactions contemplated hereby.

(iii) Accurate Disclosure. Such Morris Selling Shareholder is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information relating solely to the Morris Selling Shareholders not disclosed in or incorporated by reference in the Registration Statement or the Prospectus that has adversely affected or will adversely affect the business of the Company, the Operating Partnership and the Subsidiaries taken as a whole; such Morris Selling Shareholder is not prompted to sell the Securities to be sold by such Morris Selling Shareholder hereunder by any information concerning the Company, the Operating Partnership or any Subsidiary which is not set forth in the Prospectus.

(iv) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Morris Selling Shareholder.

(v) Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Morris Selling Shareholder and the consummation of the transactions contemplated herein, in the Operating Partnership Agreement and in the Prospectus (including the issuance of the Securities by the Company to such Morris Selling Shareholder upon the Unit Conversion and the sale of the Securities by such Morris Selling Shareholder to the Underwriter) and compliance by such Morris Selling Shareholder with its obligations hereunder and under the Operating Partnership Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Morris Selling Shareholder or any property or assets of such Morris Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Morris Selling Shareholder is a party or by which such Morris Selling Shareholder may be bound, or to which any of the property or assets of such Morris Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Morris Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Morris Selling Shareholder or any of its properties. It is noted that 1,573,017 Series C Preferred Units have been pledged as collateral securities to Wells Fargo pursuant to a credit facility from Wells Fargo to Morris Selling Shareholders Joseph Morris, Robert Morris, the Joseph D. Morris Family Limited

Partnership and the Robert Morris Family Limited Partnership described on Schedule E hereto (the “Wells Fargo Credit Facility”). Pursuant to the Letter Agreement attached hereto as Exhibit D, Wells Fargo has consented to the Unit Conversions and the sale of the Securities hereunder by such Morris Selling Shareholders and, upon the payment of the aggregate amount of $13,000,000 to Wells Fargo as substitute collateral under the Wells Fargo Credit Facility, Wells Fargo has agreed to the release and termination of any and all security interests, pledges, liens, claims and any other encumbrances it may have on the Securities being sold by such Morris Selling Shareholders and any proceeds thereof.

(vi) Absence of Proceedings. There is not pending or threatened against such Morris Selling Shareholder or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against such Morris Selling Shareholder of this Agreement or its ability to perform its obligations hereunder.

(vii) No Broker’s Fees. Such Morris Selling Shareholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any Subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(viii) Valid Title. Assuming compliance by the Company with its obligations hereunder with respect to the Unit Conversions, upon (i) payment to Wells Fargo of the aggregate amount of $13,000,000 as substitute collateral under the Wells Fargo Credit Facility and (ii) issuance by the Company of the Securities to the Morris Selling Shareholders, the Securities to be sold by the Morris Selling Shareholders shall be free and clear of any lien or encumbrance or any action that may be asserted based on an adverse claim, and each Morris Selling Shareholder will have all authorization and approval required by law to enter into this Agreement and to sell, transfer and deliver such Morris Selling Shareholder’s interest in the Securities to be sold by such Selling Shareholder.

(ix) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Morris Selling Shareholder pursuant to this Agreement, and assuming such Securities have been registered in the name of Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) and that such Securities have been credited on the books of DTC to the securities account of the Underwriter (assuming that the Underwriter does not have notice of any “adverse claim”, within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”), to such Securities other than in connection with the Wells Fargo Credit Facility), (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Morris Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its declaration of trust, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation”, within the meaning of Section 8-102 of the UCC, and (z) the appropriate entry to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(x) Absence of Manipulation. Such Morris Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Morris Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated herein, in the Operating Partnership Agreement and in the Prospectus (including the issuance of the Securities by the Company to such Morris Selling Shareholder upon the Unit Conversion and the sale of the Securities to be sold by such Morris Selling Shareholder to the Underwriter), except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xii) Morris Selling Shareholder Holdings. The Securities represent the full interest of each of the Morris Selling Shareholders in the Company and the Operating Partnership, except that Morris Selling Shareholder Joseph Morris owns 3,380 Common Shares.

(xiii) No Association with NASD. Neither such Morris Selling Shareholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the NASD), any member firm of the NASD.

     (c)  Representations and Warranties by the Pioneer Selling Shareholders. Each Pioneer Selling Shareholder severally represents and warrants to the Underwriter as of the date hereof and as of the Closing Time, and agrees with the Underwriter, as follows:

(i) Good Standing. If applicable, such Pioneer Selling Shareholder has been duly organized and is validly existing as an entity in good standing in its jurisdiction of organization.

(ii) Entity Power. If applicable, such Pioneer Selling Shareholder has all requisite power to enter into this Agreement and consummate the transactions contemplated hereby.

(iii) Accurate Disclosure. Such Pioneer Selling Shareholder is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact,

condition or information relating solely to the Pioneer Selling Shareholders not disclosed in or incorporated by reference in the Registration Statement or the Prospectus that has adversely affected or will adversely affect the business of the Company, the Operating Partnership and the Subsidiaries taken as a whole; such Pioneer Selling Shareholder is not prompted to sell the Securities to be sold by such Pioneer Selling Shareholder hereunder by any information concerning the Company, the Operating Partnership or any Subsidiary which is not set forth in the Prospectus.

(iv) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Pioneer Selling Shareholder.

(v) Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Pioneer Selling Shareholder and the consummation of the transactions contemplated herein, in the Operating Partnership Agreement and in the Prospectus (including the issuance of the Securities by the Company to such Pioneer Selling Shareholder upon the Unit Conversion and the sale of the Securities by such Pioneer Selling Shareholder to the Underwriter) and compliance by such Pioneer Selling Shareholder with its obligations hereunder and under the Operating Partnership Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Pioneer Selling Shareholder or any property or assets of such Pioneer Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Pioneer Selling Shareholder is a party or by which such Pioneer Selling Shareholder may be bound, or to which any of the property or assets of such Pioneer Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Pioneer Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Pioneer Selling Shareholder or any of its properties. It is noted that 527,808 Common Units have been pledged as collateral securities to HSBC pursuant to a credit facility from HSBC to Pioneer Selling Shareholders Michael J. Falcone Family Trust Number 1, Michael J. Falcone Family Trust Number 2, Michael J. Falcone Family Trust Number 3 and Michael J. Falcone Family Trust Number 4 described on Schedule F hereto (the “HSBC Credit Facility”). Pursuant to the Letter Agreement attached hereto as Exhibit E, HSBC has consented to the Unit Conversions and the sale of the Securities hereunder by such Pioneer Selling Shareholders and, upon the payment of the aggregate amount of $3,300,000 to HSBC (representing the portion of the HSBC Credit Facility secured by the Common Units referred to above), HSBC has agreed to the release and termination of any and all security interests, pledges, liens, claims and other encumbrances it may have on the Securities being sold by such Pioneer Selling Shareholders and any proceeds thereof.

(vi) Absence of Proceedings. There is not pending or threatened against such Pioneer Selling Shareholder or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against such

Pioneer Selling Shareholder of this Agreement or its ability to perform its obligations hereunder.

(vii) No Broker’s Fees. Such Pioneer Selling Shareholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any Subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(viii) Valid Title. Assuming compliance by the Company with its obligations hereunder with respect to the Unit Conversions, upon (i) payment to HSBC of the aggregate amount of $3,300,000 (representing the portion of the HSBC Credit Facility secured by the Common Units) and (ii) issuance by the Company of the Securities to the Pioneer Selling Shareholders, the Securities to be sold by the Pioneer Selling Shareholders shall be free and clear of any lien or encumbrance or any action that may be asserted based on an adverse claim, and each Pioneer Selling Shareholder will have all authorization and approval required by law to enter into this Agreement and to sell, transfer and deliver such Pioneer Selling Shareholder’s interest in the Securities to be sold by such Pioneer Selling Shareholder.

(ix) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Pioneer Selling Shareholder pursuant to this Agreement, and assuming such Securities have been registered in the name of Cede or such other nominee as may be designated by DTC and that such Securities have been credited on the books of DTC to the securities account of the Underwriter (assuming that the Underwriter does not have notice of any “adverse claim”, within the meaning of Section 8-105 of the UCC, to such Securities other than in connection with the HSBC Credit Facility), (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Pioneer Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its declaration of trust, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation”, within the meaning of Section 8-102 of the UCC, and (z) the appropriate entry to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(x) Absence of Manipulation. Such Pioneer Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Pioneer Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated herein, in the Operating Partnership Agreement and in the Prospectus (including the issuance of the Securities by the Company to such Pioneer Selling Shareholder upon the Unit Conversion and the sale of the Securities to be sold by such Pioneer Selling Shareholder to the Underwriter), except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xii) Pioneer Selling Shareholder Holdings. The Securities represent the full interest of each of the Pioneer Selling Shareholders in the Company and the Operating Partnership, except that Pioneer Selling Shareholder Michael J. Falcone owns 6,740 Common Shares.

(xiii) No Association with NASD. Neither such Pioneer Selling Shareholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the NASD), any member firm of the NASD.

     (d)  Officer’s Certificates. Any certificate signed by any officer of the Company, or any authorized representative of the Operating Partnership or any of their Subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by such entity to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholders to the Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriter; Closing.

     (a)  Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Selling Shareholders, at the price per share set forth in Schedule A, (i) with respect to the Morris Selling Shareholders, the number of Securities set forth on Schedule B opposite the name of such Morris Selling Shareholder, and (ii) with respect to the Pioneer Selling Shareholders, the number of Securities set forth on Schedule C opposite the name of such Pioneer Selling Shareholder.

     (b)  Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Clifford Chance US LLP, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Shareholders, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (such time and date of payment and delivery being herein called “Closing Time”). The Underwriter shall deduct from the purchase prices due Morris Selling Shareholders Joseph Morris, Robert Morris, The Joseph D. Morris Family Partnership and The Robert Morris Family Partnership, the aggregate amount of $13,000,000 and pay such amount to Wells Fargo by wire transfer in order to obtain from Wells Fargo a release of its security interest in the Securities to be sold by such Morris Selling Shareholders, as described in the Letter Agreement attached hereto as Exhibit D. The Underwriter shall deduct from the purchase prices due Pioneer Selling Shareholders Michael J. Falcone Family Trust Number 1, Michael J. Falcone Family Trust Number 2, Michael J. Falcone Family Trust Number 3 and Michael J. Falcone Family Trust Number 4 the aggregate amount of $3,300,000, and pay such amount to HSBC by wire transfer in order to obtain from HSBC a release of its security interest in the Securities to be sold by such Pioneer Selling Shareholders, as described in the Letter Agreement attached hereto as Exhibit E.

     Payment of the aggregate amount due to the Morris Selling Shareholders, less the amount to be paid to Wells Fargo referenced above, shall be made by wire transfer of immediately available funds the PNC Bank, N.A. account of Morris Realty Associates, L.P. designated by a representative of the Morris Selling Shareholders, and payment of the aggregate amount due to the Pioneer Selling Shareholders, less the amount to be paid to HSBC referenced above, shall be made by wire transfer of immediately available funds to the Fleet Bank New York account of Pioneer Management Services Company designated by a representative of the Pioneer Selling Shareholders, in both cases against delivery to the Underwriter for the account of the Underwriter of certificates for the Securities to be purchased by it. Delivery of the Securities shall be made through the facilities of DTC.

     (c)  Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time.

     SECTION 3. Covenants of the Company. Each of the Company and the Operating Partnership covenants with the Underwriter as follows:

     (a)  Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 424(b), and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b)  Filing of Amendments. During the period a Prospectus is required to be delivered under the 1933 Act, the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object. The foregoing sentence shall not apply to the filing or preparation of any amendment to the Registration Statement or any amendment, supplement or revision to the Prospectus in connection with the conversion or transfer of a security outstanding on the date hereof (including Units) and referred to in the Prospectus.

     (c)  Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including conformed copies of exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d)  Delivery of Prospectuses. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e)  Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

     (f)  Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (g)  Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h)  Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (i)  REIT Qualification. The Company will use its best efforts to continue to meet the requirement to qualify as a “real estate investment trust” under the Code for each of its taxable years for so long as the board of trustees deems it in the best interests of the Company’s shareholders to remain so qualified.

     (j)  Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE.

     (k)  No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Underwriter as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (b) until the Closing Time (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

     SECTION 4. Payment of Expenses.

     (a)  Expenses. The Company and the Operating Partnership will pay or cause to be paid all of the following expenses: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, if any, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities and (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE; but the Company and the Operating Partnership will not pay any underwriting fees or discounts or commissions attributable to the sale of the Securities or any fees and expenses of counsel for the Selling Shareholders or the Underwriter.

     (b)  Expenses of the Selling Shareholders.

(i) The Morris Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement and the Operating Partnership Agreement, including (i) any underwriting fees or discounts or commissions attributable to the sale of the Securities by the Morris Selling Shareholders, (ii) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities by the Morris Selling Shareholders to the Underwriter and (iii) the fees and disbursements of their respective counsel and other advisors.

(ii) The Pioneer Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement and the Operating Partnership Agreement, including (i) any underwriting fees or discounts or commissions attributable to the sale of the Securities by the Pioneer Selling Shareholders, (ii) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities by the Pioneer Selling Shareholders to the Underwriter and (iii) the fees and disbursements of their respective counsel and other advisors.

     (c)  Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) (with respect to the first clause only) or Section 10, the Selling Shareholders shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter; except that the Company shall be liable for the reimbursement of expenses to the Underwriter pursuant to this Section 4(c) only if the Company has breached its covenants and obligations pursuant to Sections 5(a), 5(b), 5(f), 5(i), 5(j) (provided that each of the Selling Shareholders shall have delivered his/her/its Notice of Conversion with respect to the Securities), 5(k), 5(n) (insofar as it relates to the Company), and Sections 9(a)(i) and 9(a)(iii) (with respect to the first clause only).

     SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company, the Operating Partnership or any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership or any Selling Shareholder of its covenants and other obligations hereunder, and to the following further conditions:

     (a)  Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus relating to the Securities shall have been timely filed in accordance with Rule 424(b).

     (b)  Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

     (c)  Opinion of Counsel for the Morris Selling Shareholders. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll LLP, counsel for the Morris Selling Shareholders, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

     (d)  Opinion of Counsel for the Pioneer Selling Shareholders. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Bond, Schoeneck & King PLLC, counsel for the Pioneer Selling Shareholders, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriter may reasonably request.

     (e)  Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood llp, counsel for the Underwriter, with respect to the matters set forth in clauses (i) (with respect to the first sentence only), (iv) (with respect to the second sentence solely as to preemptive or other similar rights arising by operation of law or under the declaration of trust or by-laws of the Company), (vii), (viii), (xii) (solely as to the information in the Prospectus under “Description of Capital Stock—Common Shares”), the first paragraph following (xix) and the last paragraph of Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership, the Subsidiaries and the Selling Shareholders and certificates of public officials.

     (f)  Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company, on behalf of the Company and as general partner of the Operating Partnership, and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (g)  Certificate of Morris Selling Shareholders. At Closing Time, the Underwriter shall have received a certificate of each Morris Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Morris Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Morris Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (h)  Certificate of Pioneer Selling Shareholders. At Closing Time, the Underwriter shall have received a certificate of each Pioneer Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Pioneer Selling Shareholder contained in Section 1(c) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Pioneer Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (i)  Accountants’ Comfort Letters.

(i) At the Closing Time, the Underwriter shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(ii) At the Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information relating to certain financial statements and financial information contained in the Registration Statement and the Prospectus.

     (j)  Unit Conversions. At the date hereof, the Company shall have satisfied the Unit Conversions via the issuance of the Securities. The issuance of the Securities shall be effected as follows: first, the Company shall issue physical security certificates free of restrictive legends representing the Securities in the respective names and amounts of the Selling Shareholders set forth on Schedules B and C hereto, such certificates to be physically held by the transfer agent thereof on behalf of the Selling Shareholders pursuant to custody agreements prior to the Closing Time, and then, on or prior to the Closing Time, such transfer agent shall exchange such security certificates for freely transferable security certificates registered in the name of Cede, or such other nominee as may be designated by DTC, and the Selling Shareholders shall cause the

Securities to be credited on the books of DTC to the securities account of the Underwriter; provided, however, that to the extent any of the Securities are not sold to the Underwriter pursuant to this Agreement, the physical security certificates representing such Securities shall bear restrictive legends.

     (k)  Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     (l)  Release of Security Interest.

(i) At the Closing Time, Wells Fargo shall have released and terminated any and all security interests, liens, claims and any other encumbrances it may have on the Securities to be sold by Morris Selling Shareholders Joseph Morris, Robert Morris, The Joseph D. Morris Family Partnership and The Robert Morris Family Partnership and any proceeds thereof as set forth in the Letter Agreement attached hereto as Exhibit D.

(ii) At the Closing Time, HSBC shall have released and terminated any and all security interests, liens, claims and any other encumbrances it may have on the Securities to be sold by Pioneer Selling Shareholders Michael J. Falcone Family Trust Number 1, Michael J. Falcone Family Trust Number 2, Michael J. Falcone Family Trust Number 3 and Michael J. Falcone Family Trust Number 4 and any proceeds thereof as set forth in the Letter Agreement attached hereto as Exhibit E.

     (m)  Tax Forms. Prior to the Closing Time, the Underwriter shall have received a properly completed and executed United States Treasury Department Form W-9 from each Selling Shareholder.

     (n)  Additional Documents. At Closing Time counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (o)  Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect. Notwithstanding the foregoing sentence:

(i) if any condition precedent specified in Sections 5(d), 5(h), 5(l)(ii), 5(m) (insofar as it relates to any Pioneer Selling Shareholder) or 5(n) (insofar as it relates to any Pioneer Selling Shareholder), shall not have been fulfilled when and as requested to be fulfilled, this Agreement may be terminated by the Underwriter with respect to the Pioneer Selling Shareholders but not, for those reasons, with respect to the Morris Selling Shareholders;

(ii) if any condition specified in Sections 5(c), 5(g), 5(l)(i), 5(m) (insofar as it relates to any Morris Selling Shareholder) or 5(n) (insofar as it relates to any Morris Selling Shareholder) shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter with respect to the Morris Selling Shareholders but not, for those reasons, with respect to the Pioneer Selling Shareholders;

(iii) if this Agreement is terminated with respect to the Pioneer Selling Shareholders pursuant to clause (i) of this Section 5(o) and not with respect to the Morris Selling Shareholders, the Morris Selling Shareholders will have no liability under Section 4(c) with respect to such termination; and

(iv) if this Agreement is terminated with respect to the Morris Selling Shareholders pursuant to clause (ii) of this Section 5(o) and not with respect to the Pioneer Selling Shareholders, the Pioneer Selling Shareholders will have no liability under Section 4(c) with respect to such termination.

     SECTION 6. Indemnification.

     (a)  Indemnification of Underwriter by Company and Operating Partnership. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter or the Selling Shareholders expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (b)  Indemnification of the Underwriter by Selling Shareholders. Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall only apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto).

     (c)  Indemnification of Company, Operating Partnership, Trustees, Officers and the Selling Shareholders. The Underwriter agrees to indemnify and hold harmless the Company and the Operating Partnership, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any officer, trustee, director, employee or affiliate thereof, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) or (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (d)  Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Selling Shareholders on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership and the Selling Shareholders on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, the Operating Partnership and the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company, the Operating Partnership and the Selling Shareholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or the Selling Shareholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Operating Partnership, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, subject in each case to the preceding two paragraphs. For purposes of this

Section 7, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

     Anything in this Section 7 to the contrary notwithstanding, no Selling Shareholder will have any obligation under this Section 7 to contribute to the aggregate amount of any losses, liabilities, claims, damages and expenses incurred by an indemnified party unless such Selling Shareholder would be obligated under Section 6(b) to provide indemnification with respect to such losses, liabilities, claims, damages and expenses.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, the Operating Partnership or any Selling Shareholder, and shall survive delivery of the Securities to the Underwriter.

     SECTION 9. Termination of Agreement.

     (a)  Termination; General. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and any of the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b)  Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

SECTION 10. Default by one or more of the Selling Shareholders or the Company.

     (a)  Default By One or More Selling Shareholders.

(i) If a Morris Selling Shareholder shall fail at Closing Time to sell and deliver the number of Securities which such Morris Selling Shareholder is obligated to sell hereunder then the Underwriter may, at its option, by notice from the Underwriter to the Company and the non-defaulting Selling Shareholders, terminate this Agreement as it relates to the Morris Selling Shareholders without any liability on the fault of any non-defaulting party except as provided in Section 4 hereof, and provided further that, as between the Morris Selling Shareholders and the other parties hereto, Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect. No action taken pursuant to this Section 10(a)(i) shall relieve any Morris Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by any Morris Selling Shareholder, the Underwriter and the Company may jointly determine to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(ii) If a Pioneer Selling Shareholder shall fail at Closing Time to sell and deliver the number of Securities which such Pioneer Selling Shareholder is obligated to sell hereunder then the Underwriter may, at its option, by notice from the Underwriter to the Company and the non-defaulting Selling Shareholders, terminate this Agreement as it relates to the Pioneer Selling Shareholders without any liability on the fault of any non-defaulting party except as provided in Section 4 hereof, and provided further that, as between the Pioneer Selling Shareholders and the other parties hereto, Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect. No action taken pursuant to this Section 10(a)(ii) shall relieve any Pioneer Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by any Pioneer Selling Shareholder, the Underwriter and the Company may jointly determine to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(iii) Anything in this Section 10(a) to the contrary notwithstanding, the Morris Selling Shareholders shall have no liability under Section 4(c) with respect to any termination of this Agreement as it relates to the Pioneer Selling Shareholders but not to the Morris Selling Shareholders pursuant to Section 10(a)(ii) and the Pioneer Selling Shareholders will have no liability under Section 4(c) with respect to any termination of this Agreement as it relates to the Morris Selling Shareholders but not to the Pioneer Selling Shareholders pursuant to Section 10(a)(i).

     (b)  Failure By the Company to Effect Unit Conversions. If the Company shall fail to effect the Unit Conversion with respect to one or more Selling Shareholders via the issuance of the Securities as set forth herein, then this Agreement shall terminate as it relates to such Selling Shareholders without any liability on the part of any non-defaulting party, except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect. No action taken pursuant to this Section shall relieve the Company or the Operating Partnership from liability, if any, in respect of such default. Notwithstanding the foregoing sentence, if this Agreement is terminated as it relates to one or more Selling Shareholders pursuant to this Section 10(b), the non-defaulting Selling Shareholders will have no liability under Section 4(c) with respect to such termination.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at 745 Seventh Avenue, New York, New York 10019, attention of David Lazarus; notices to the Company and the Operating Partnership shall be directed to it at 200 Four Falls, Suite 208, West Conshohocken, PA 19428, attention of General Counsel; notices to the Morris Selling Shareholders shall be directed to Mark M. Bava, Esquire, Executive Vice President and Chief Financial Officer, at The Morris Companies, 350 Veterans Boulevard, Rutherford, New Jersey, 07070; and notices to the Pioneer Selling Shareholders shall be directed to Michael J. Falcone at The Pioneer Companies, 250 South Clinton Street, Suite 200, Syracuse, NY 13202.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Operating Partnership and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Operating Partnership and the Selling Shareholders and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Selling Shareholders, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

KEYSTONE PROPERTY TRUST

By:	/s/ Saul A. Behar
	Name:	Saul A. Behar
	Title:	Senior Vice President and Secretary

KEYSTONE OPERATING PARTNERSHIP, L.P.

By: Keystone Property Trust, its general partner

By:	/s/ Saul A. Behar
	Name:	Saul A. Behar
	Title:	Senior Vice President and Secretary

CONFIRMED AND ACCEPTED,
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Paul J. Ingrassia

Name: Paul J. Ingrassia
Title: Managing Director

[SELLING SHAREHOLDER SIGNATURES BEGIN ON NEXT PAGE]

/s/ Joseph D. Morris Joseph D. Morris

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/s/ Robert Morris Robert Morris

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/s/ Mark M. Bava Mark M. Bava

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/s/ Ronald Schram Ronald Schram

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THE DREW MORRIS TRUST

By:	/s/ Robert Morris

Robert Morris
Trustee

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THE JUSTIN MORRIS TRUST

By:	/s/ Robert Morris

Robert Morris
Trustee

[SELLING SHAREHOLDER SIGNATURES CONTINUE ON NEXT PAGE]

THE KEITH MORRIS TRUST

By:	/s/ Robert Morris

Robert Morris
Trustee

     [SELLING SHAREHOLDER SIGNATURES CONTINUE ON NEXT PAGE]

THE JOSEPH D. MORRIS FAMILY LIMITED
PARTNERSHIP

By:	/s/ Joseph D. Morris

Joseph D. Morris General Partner

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THE ROBERT MORRIS FAMILY LIMITED
PARTNERSHIP

By:	/s/ Robert Morris

Robert Morris
General Partner

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/s/ Dale L. Van Epps Dale L. Van Epps

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/s/ Daniel J. Murphy Daniel J. Murphy

[SELLING SHAREHOLDER SIGNATURES CONTINUE ON NEXT PAGE]

/s/ Mark G. Falcone Mark G. Falcone

[SELLING SHAREHOLDER SIGNATURES CONTINUE ON NEXT PAGE]

/s/ Michael J. Falcone Michael J. Falcone

[SELLING SHAREHOLDER SIGNATURES CONTINUE ON NEXT PAGE]

/s/ Michael P. Falcone Michael P. Falcone

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/s/ Robert M. Hayner Robert M. Hayner

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MARK A. BELANGER (1999) FAMILY BENEFIT TRUST

By:	/s/ Debora M. Belanger

Debora M. Belanger
Trustee

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/s/ David W. Murphy David W. Murphy

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/s/ Erica J. Rube Erica J. Rube

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MICHAEL J. FALCONE FAMILY TRUST NUMBER 1

By:	/s/ Robert G. Falcone

Robert G. Falcone
Trustee

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MICHAEL J. FALCONE FAMILY TRUST NUMBER 2

By:	/s/ Robert G. Falcone

Robert G. Falcone
Trustee

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     MICHAEL J. FALCONE FAMILY TRUST NUMBER 3

By:	/s/ Robert G. Falcone

Robert G. Falcone
Trustee

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MICHAEL J. FALCONE FAMILY TRUST NUMBER 4

By:	/s/ Robert G. Falcone

Robert G. Falcone
Trustee

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/s/ Michael J. Lazar

Michael J. Lazar

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/s/ William T. Bell

William T. Bell

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/s/ Richard D. Ahlquist

Richard D. Ahlquist

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MIMAR TRUST

By:	/s/ Richard D. Ahlquist

Richard D. Ahlquist
Trustee

SCHEDULE A

KEYSTONE PROPERTY TRUST
4,041,137 Common Shares of Beneficial Interest
(Par Value $.001 Per Share)

     The purchase price per share for the Securities to be paid by the Underwriter shall be $22.16. The Underwriter proposes to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

Sch A - 1

SCHEDULE B

MORRIS SELLING SHAREHOLDERS

	Number of Series C
	Preferred Units to Be
	Converted into	Number of Securities
Names of Morris Selling Shareholder	Securities	to Be Sold

Robert Morris	719,291	1,123,893
Joseph D. Morris	764,251	1,194,142
Ronald Schram	39,965	62,445
Mark M. Bava	39,965	62,445
The Drew Morris Trust	4,006	6,259
The Justin Morris Trust	4,006	6,259
The Keith Morris Trust	4,006	6,259
Joseph D. Morris Family Limited Partnership	22,257	34,776
Robert Morris Family Limited Partnership	67,218	105,028

Total	1,664,965	2,601,506

Sch B - 1

SCHEDULE C

PIONEER SELLING SHAREHOLDERS

	Number of Common	Number of Series D
	Units to Be	Preferred Units to Be	Number of
Names of Pioneer Selling	Converted into	Converted into	Securities to Be
Shareholder	Securities	Securities	Sold

Dale L. Van Epps	127,714	8,493	140,582
Daniel J. Murphy	129,979	5,682	138,588
Mark G. Falcone	53,758		53,758
Michael J. Falcone	122,948	110,332	290,118
Michael P. Falcone	72,506	2,841	76,811
Robert M. Hayner	16,023		16,023
Mark A. Belanger (1999) Family Benefit Trust	6,444		6,444
David W. Murphy	9,744	2,841	14,049
Erica J. Rube	9,744		9,744
Michael J. Falcone Family Trust Number 1	141,921		141,921
Michael J. Falcone Family Trust Number 2	102,045		102,045
Michael J. Falcone Family Trust Number 3	141,921		141,921
Michael J. Falcone Family Trust Number 4	141,921		141,921
Michael J. Lazar		74,322	112,609
William T. Bell		10,556	15,994
Richard D. Ahlquist		10,556	15,994
Mimar Trust		13,932	21,109

Total	1,076,668	239,555	1,439,631

Sch C - 1

SCHEDULE D

Joint Venture	Ownership Interest

KPJV LLP	20%
Keystone New Jersey Associates, LLC	20%
5 Points Associates, LLC	50%

Sch D - 1

SCHEDULE E

Morris Selling Shareholders’
Wells Fargo Credit Facility

     The Series C Preferred Units held by Morris Selling Shareholders Joseph Morris, Robert Morris, The Joseph D. Morris Family Partnership and The Robert Morris Family Partnership have been pledged to Wells Fargo Bank as collateral security for a revolving credit facility provided by Wells Fargo Bank to such Morris Selling Shareholders. The current outstanding principal balance of this credit facility is approximately $10,000,000 and the aggregate amount of $13,000,000 as substitute collateral will be paid at the Closing Time from the purchase price to be received by such Morris Selling Shareholders. Upon such payment as substitute collateral, all security interests, liens, claims and any other encumbrances Wells Fargo Bank may have on the Securities and any proceeds therefrom shall be released and terminated in accordance with the Letter Agreement attached hereto as Exhibit D.

Sch E - 1

SCHEDULE F

Pioneer Selling Shareholders’
HSBC Credit Facility

     The Common Units held by Pioneer Selling Shareholders Michael J. Falcone Family Trust Number 1, Michael J. Falcone Family Trust Number 2, Michael J. Falcone Family Trust Number 3 and Michael J. Falcone Family Trust Number 4 have been pledged to HSBC as a portion of the collateral security for a revolving credit facility provided by HSBC to such Pioneer Selling Shareholders. The current outstanding principal balance of this credit facility that is secured by the Common Units of such Pioneer Selling Shareholders is $3,300,000 and such amount will be paid at the Closing Time from the purchase price to be received by such Pioneer Selling Shareholders. Upon such payment, all security interests, liens, claims and any other encumbrances HSBC may have on the Securities and any proceeds therefrom shall be released and terminated in accordance with the Letter Agreement attached hereto as Exhibit E.

Sch F - 1

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

     (i)  The Company has been duly organized and is validly existing as a statutory real estate investment trust under Maryland REIT Law and is in good standing with the State Department of Assessment and Taxation of Maryland. The Company has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Company’s declaration of trust and to enter into and perform its obligations under the Purchase Agreement, and is duly qualified or registered as a foreign real estate investment trust to transact business and is in good standing in each jurisdiction identified in Schedule 1 to our opinion.

     (ii)  All of the outstanding 30,466,156 common shares of beneficial interest of the Company, 2,760,000 shares of Series D cumulative redeemable preferred shares and 500,000 shares of Series C convertible preferred shares have been duly authorized; all such issued and outstanding shares of beneficial interest of the Company are validly issued, fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the Prospectus; to our knowledge, no shares of beneficial interest of the Company are reserved for any purpose except as described in the Prospectus and for common shares of beneficial interest reserved for issuance in connection with (i) the conversion of the Series C convertible preferred shares, (ii) the conversion or exchange of Units and (iii) the exercise of Options issued under the Plans. To our knowledge and except for the Company’s outstanding shares of Series C convertible preferred shares, the Units or Options issued under the Plans, there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company and no outstanding preemptive or other similar rights to purchase or subscribe for such shares of beneficial interest or any other securities of the Company arising under Maryland REIT Law or under the declaration of trust or by-laws of the Company or any contracts to which the Company is a party of which we are aware.

     (iii)  All of the outstanding 34,421,072 common units, and 211,145 Series D Preferred Units, have been duly authorized by the Operating Partnership and, assuming that the holders of Units, as limited partners of the Operating Partnership, do not participate in the control of the business of the Operating Partnership, the Units represent valid and, subject to the qualifications set forth herein, fully paid and nonassessable limited partner interests in the Operating Partnership as to which the limited partners holding Units, in their capacity as limited partners of the Operating Partnership, have no liability in excess of their obligations to make contributions to the Operating Partnership, their obligations to make other payments provided for in the Operating Partnership Agreement and their share of the Operating Partnership’s assets and undistributed profits (subject to the obligation of a limited partner of the Operating Partnership to repay any funds wrongfully distributed to it). To our knowledge, except as described in the Prospectus and except for common units exchangeable or convertible for preferred units and the Cranbury Interest, no Units are reserved for any purpose, there are no outstanding securities convertible into or exchangeable for any Units and there are no preemptive or other similar rights to purchase or subscribe for Units or any other securities of the Operating Partnership arising under the

DRULPA (as defined below) or under the Operating Partnership Agreement or any contracts to which the Operating Partnership is a party of which we are aware.

     (iv)  The Securities to be purchased by the Underwriter from the Selling Shareholders have been duly authorized for issuance to the Selling Shareholders upon the Unit Conversions pursuant to, and in accordance with the terms of, the Operating Partnership Agreement and the Purchase Agreement and, when issued and delivered to the Selling Shareholders by the Company pursuant to the Operating Partnership Agreement and the Purchase Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Securities by the Company and the sale of the Securities by the Selling Shareholders is not subject to any preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under Maryland REIT Law or the declaration of trust and by-laws of the Company or any contract to which the Company is a party of which we are aware.

     (v)  The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Operating Partnership Agreement and the Prospectus and is duly qualified or registered as a foreign limited partnership to transact business and is in good standing in each jurisdiction listed in Schedule 2 to our opinion.

     (vi)  KPJV LLP and Keystone New Jersey Associates, LLC have been duly organized and are validly existing as a limited liability partnership and a limited liability company, respectively, in good standing under the laws of the State of Delaware and 5 Points Associates, LLC have been duly organized and are validly existing as limited liability companies under the laws of the State of Indiana and each of the foregoing entities has the requisite power and authority to own, lease and operate their respective properties and to conduct the business in which they are engaged as described or incorporated by reference in the Prospectus and are duly qualified or registered as foreign limited partnerships to transact business and are in good standing in each jurisdiction listed in Schedule 2 to our opinion.

     (vii)  The execution and delivery of the Purchase Agreement have been duly authorized by all necessary action of the Company and the Operating Partnership, and the Purchase Agreement has been duly executed and delivered by the Company and the Operating Partnership.

     (viii)  The Registration Statement, at the time that it became effective, and the Prospectus, as of its date and as of the date hereof (in each case, other than documents incorporated by reference therein and the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which no opinion is rendered), complied as to form, in all material respects, with the applicable requirements of the Securities Act and the Regulations.

     (ix)  The documents incorporated by reference in the Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which no opinion is rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form, in all material respects, with the requirements of the 1933 Act, the Regulations, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as applicable.

     (x)  The form of certificate used to evidence the common shares of beneficial interest of the Company complies, in all material respects, with all applicable Maryland REIT Law requirements, with any applicable requirements of the declaration of trust and by-laws of the Company and the requirements of the New York Stock Exchange.

     (xi)  To our knowledge and except as described or incorporated by reference in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company, the Operating Partnership or any Subsidiary is a party, or to which the property of the Company, the Operating Partnership or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or to affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company or the Operating Partnership of their respective obligations thereunder.

     (xii)  The information in the Prospectus under “Description of Shares of Beneficial Interest—Common Shares,” “Description of Shares of Beneficial Interest—Preferred Stock,” and “Federal Income Tax Considerations” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s declaration of trust and by-laws, legal proceedings or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xiii)  To our knowledge, there are no Maryland, New York, DRULPA or U.S. federal securities statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (xiv)  Commencing with its taxable year ended December 31, 1993, the Company was organized and has been operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) and the proposed method of operation of the Company and the Operating Partnership, as described in the Prospectus and as represented by the Company and the Operating Partnership, will permit the Company to continue to so qualify.

     (xv)  All descriptions in the Registration Statement of contracts and other documents which are exhibits to the Annual Report on Form 10-K filed with the Commission on March 27, 2003, as amended by the Annual Reports on Form 10-K/A filed with the Commission on November 6, 2003 and February 19, 2004 (collectively, the “10-K”), to the Quarterly Reports on Form 10-Q filed with the Commission on May 14, 2003, August 14, 2003 and November 14, 2003 (the “10-Qs”) and the Current Reports on Form 8-K (including amendments to Current Reports on Form 8-K/A) of the Company filed with the Commission on February 6, 2003, February 10, 2003, February 18, 2003, February 28, 2003, March 27, 2003, May 23, 2003, October 28, 2003, November 6, 2003, November 10, 2003, November 13, 2003, February 11, 2004 and February 11, 2004 (the “8-Ks”) to which the Company, the Operating Partnership or any Subsidiary is a party are accurate in all material respects. To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to therein or filed or incorporated by reference as exhibits thereto that were not so filed, incorporated by reference or described as required. To our knowledge, (i) neither the Company nor the Operating Partnership is in violation of its Governing Instruments and (ii) no default by the Company or the Operating Partnership exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any agreement filed as an exhibit to the 10-K, the 10-Qs or the 8-Ks, except for such defaults that would not result in a Material Adverse Effect.

     (xvi)  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. federal, Maryland, Delaware or New York State court or governmental authority or agency, domestic or foreign (other than under the Securities Act and the Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states or the rules and regulations of the NASD, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

     (xvii)  The execution, delivery and performance of the Purchase Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated in the Purchase Agreement and in the Prospectus (including the issuance of the Securities by the Company to the Selling Shareholders upon the Unit Conversions) and compliance by the Company and the Operating Partnership with their respective obligations under the Purchase Agreement does not and will not (i) whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or the Operating Partnership pursuant to any contract listed as an exhibit to the 10-K, the 10-Qs or the 8-Ks to which the Company or the Operating Partnership is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or the Operating Partnership is subject, (ii) result in any violation of the provisions of the Governing Instruments of the Company or the Operating Partnership, or (iii) result in any violation of any applicable Maryland, New York, DRULPA or U.S. federal securities law, statute, rule, regulation, judgement, order, writ or decree, known to us, of any Maryland, Delaware, New York or U.S. federal government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Operating Partnership or any of their respective assets or properties, except in the case of clauses (i) and (iii) above, for such violations, conflicts, breaches or defaults or liens, charges, encumbrances or Repayment Events that would not result in a Material Adverse Effect.

     (xviii)  To our knowledge, there are no persons with registration rights (or other similar rights) to have any securities of the Company registered pursuant to the Registration Statement who have not been included therein or otherwise registered by the Company under the Securities Act in connection with the issuance and sale of the Securities.

     (xix)  Neither the Company nor the Operating Partnership is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

     In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Company, representatives of KPMG LLP, the independent accountants who examined the financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain trust and partnership records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus (including any of the documents incorporated by reference therein except as set forth in opinion (xii) above), on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time such Registration Statement became effective (including the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 with the Commission), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinions set forth in this letter relate only to the federal securities laws of the United States, and the laws of the State of New York, the Maryland REIT Law and the Revised Uniform Limited Partnership Act of Delaware (“DRULPA”). With respect to matters concerning the DRULPA involved in the opinions set forth above, we draw to your attention that the members of our firm are not admitted to practice law in the State of Delaware. We express no opinion (A) as to the enforceability of forum selection clauses in the federal courts or (B) with respect to the requirements of, or compliance with, any state securities or blue sky or real estate syndication laws.

     We have been informed by the Staff of the Commission that the Registration Statement is effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

EXHIBIT B

FORM OF OPINION OF COUNSEL FOR THE MORRIS SELLING
SHAREHOLDERS TO BE DELIVERED PURSUANT TO SECTION 5(c)

     (i)  The Purchase Agreement has been duly authorized by the Morris Family Partnerships and the Morris Trusts and duly executed and delivered by or on behalf of each Morris Selling Shareholder.

     (ii)  The delivery of the Notices of Conversion, the execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement, and compliance by the Morris Family Partnerships and the Morris Trusts with their obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Morris Family Partnerships and the Morris Trusts.

     (iii)  The delivery of the Notices of Conversion, the execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement, and compliance by the Morris Family Partnerships and the Morris Trusts with their obligations under the Purchase Agreement will not result in any violation of the provisions of the Partnership Agreements or the Trust Agreements.

     (iv)  The delivery of the Notices of Conversion, the execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities of the Morris Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Morris Selling Shareholder is a party or by which any Morris Selling Shareholder may be bound, or to which any of the property or assets of the Morris Selling Shareholders may be subject and which is identified by the Morris Selling Shareholders as material contracts and listed on Exhibit A to such counsel’s opinion (the “Material Agreements”).

     (v)  The delivery of the Notices of Conversion, the execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement by the Morris Selling Shareholders will not violate any law or regulation of the United States or the State of New Jersey, or any judgment or order of any governmental agency or body of the United States or the State of New Jersey of which such counsel has knowledge or any administrative or court decree having jurisdiction over any Morris Selling Shareholder or any Morris Selling Shareholder’s property and of which such counsel has knowledge.

     (vi)  No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than the issuance of the order of the Commission declaring the Registration Statement effective and such

B-1

authorizations, approvals or consents as may be necessary under state securities laws), is necessary or required to be obtained by the Morris Selling Shareholders for the performance by each Morris Selling Shareholder of its obligations under the Purchase Agreement, or in connection with the offer, sale or delivery of the Securities to the Underwriter.

     (vii)  Each of the Morris Selling Shareholders is the registered owner of the Securities to be sold by such Morris Selling Shareholder, free and clear of any security interest perfected under Article 9 of the New Jersey Uniform Commercial Code, other than the security interest in favor of Wells Fargo which has been released in accordance with the terms of the Wells Fargo Letter, and each of the Morris Selling Shareholders has full individual, limited partnership or trust, as applicable, power and authority to enter into the Purchase Agreement and to sell, transfer and deliver the Securities to be sold by such Morris Selling Shareholder.

     (viii)  Upon crediting of the Securities to be sold by the Morris Selling Shareholders to the securities account of the Underwriter maintained with DTC, and payment therefor by the Underwriter pursuant to the Purchase Agreement, the Underwriter will acquire a security entitlement to the Securities to be sold by the Morris Selling Shareholders, and no action based on an adverse claim to such Securities, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may be successfully asserted against the Underwriter under Article 8 of the New York Uniform Commercial Code. The terms “adverse claim” and “security entitlement” are used herein as defined in Article 8 of the New York Uniform Commercial Code.

     In rendering the foregoing opinions, counsel may: (i) assume that all representations and warranties as to factual matters made by the Company and the Operating Partnership in the Purchase Agreement are true and correct and may rely upon such representations and warranties in rendering these opinions, and (ii) may limit the opinions to the laws of the United States of America and the State of New Jersey and Article 8 of the New York Uniform Commercial Code.

B-2

EXHIBIT C

FORM OF OPINION OF COUNSEL FOR THE PIONEER SELLING
SHAREHOLDERS TO BE DELIVERED PURSUANT TO SECTION 5(d)

     (i)  No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which such counsel need express no opinion), is necessary or required to be obtained by the Pioneer Selling Shareholders for the performance by each Pioneer Selling Shareholder of its obligations under the Purchase Agreement, or in connection with the offer, sale or delivery of the Securities to the Underwriter.

     (ii)  Each Pioneer Selling Shareholder which is a trust has the legal power and authority as a trust to enter into the Purchase Agreement and to sell, transfer and deliver the Securities to be sold thereunder.

     (iii)  The Purchase Agreement has been duly authorized by each Pioneer Selling Shareholder which is a trust, and has been duly executed and delivered by or on behalf of each Pioneer Selling Shareholder.

     (iv)  The delivery of the Notices of Conversion, the execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement, have been duly authorized by all necessary action on the part of the Pioneer Selling Shareholders which are trusts.

     (v)  The delivery of the Notices of Conversion, the execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities pursuant to, to the best of such counsel’s knowledge, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Pioneer Selling Shareholder is a party or by which he/she/it may be bound, or to which any of the property or assets of the Pioneer Selling Shareholders may be subject and which were identified by the Pioneer Selling Shareholders as material contracts and are listed on Exhibit B to such counsel’s opinion (the “Material Agreements”).

     (vi)  The delivery of the Notices of Conversion, the execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement do not and will not result in a violation of (a) the organizational documents of the Pioneer Selling Shareholders which are trusts, (b) any law or regulation of the United States or the State of New York, or (c) to the best of such counsel’s knowledge, any judgment or order of any governmental agency or

C-1

body of the United States or the State of New York or any administrative or court decree having jurisdiction over a Pioneer Selling Shareholder or any of its property.

     (vii)  To the best of such counsel’s knowledge, each Pioneer Selling Shareholder is the registered owner of the number of Securities set forth opposite his, her or its name on Schedule C to the Purchase Agreement, free and clear of all pledges, liens and encumbrances.

     (viii)  Upon crediting of the Securities to the securities account of the Underwriter maintained with DTC and payment therefor by the Underwriter pursuant to the Purchase Agreement, the Underwriter will acquire a security entitlement to the Securities, and no action based on an adverse claim to the Securities, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be successfully asserted against the Underwriter under Article 8 of the New York Uniform Commercial Code. As used herein, the terms “adverse claim” and “security entitlement” have the meanings given to them in Article 8 of the New York Uniform Commercial Code.

          In rendering the foregoing opinions, counsel may: (i) assume that all representations and warranties as to factual matters made by the Company and the Operating Partnership in the Purchase Agreement are true and correct and may rely upon such representations and warranties in rendering these opinions, and (ii) may limit the opinions to the laws of the United States of America and the State of New York and Article 8 of the New York Uniform Commercial Code.

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EXHIBIT D

LETTER AGREEMENT BETWEEN
WELLS FARGO BANK AND CITIGROUP GLOBAL MARKETS INC.

February 19, 2004

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013

Attention: Paul Ingrassia, Managing Director

Re: $20,000,000.00 Revolving Line of Credit (the “Credit Facility”) from Wells Fargo Bank, National Association (“Wells Fargo”) to and for the Account of Robert Morris and Joseph D. Morris, Individuals, Robert Morris Family Limited Partnership, Joseph D. Morris Family Limited Partnership and Morris Realty, L.P., all New Jersey Limited Partnerships

Dear Mr. Ingrassia:

     Reference is hereby made to the above-referenced Credit Facility which Credit Facility is secured by, inter alia, a collateral pledge to Wells Fargo of, and a grant to Wells Fargo of a security interest in, 100% of all the partnership units owned by Robert Morris, Joseph D. Morris, Robert Morris Family Limited Partnership and Joseph D. Morris Family Limited Partnership (collectively, the “Pledgors”) in Keystone Operating Partnership, L.P. (the “Units”) and all proceeds arising therefrom including, without limitation, any shares into which the Units are converted. This letter is being delivered in connection with the conversion of all of the Units into common shares of Keystone Property Trust (the “Shares’) and the sale of the Shares by the Pledgors. As represented to Wells Fargo by the Pledgors, the Shares into which the Units are convertible will be issued to the respective Pledgors in freely transferable certificated form, and such Shares will be held in custody on behalf of the Pledgors by American Stock Transfer & Trust Company (the “Transfer Agent”) pending conversion into freely transferable book-entry securities and delivery to Citigroup Global Markets Inc. (the “Underwriter”), through the facilities of The Depository Trust Company simultaneously with the payment to Wells Fargo of the amount referred to below in connection with the sale of the Shares by the Pledgors. As provided in Section 4.2 of the Amended and Restated Collateral Assignment of Partnership Units and Related Rights dated September 28, 2001, executed by and among Wells Fargo and the Pledgors (the “Collateral Agreement”), Wells Fargo hereby consents to the conversion of the Units into the Shares and the sale of the Shares by the Pledgors pursuant to the Purchase Agreement to be entered into by the Pledgors, the Underwriter, Keystone Operating Partnership, L.P. and Keystone Property Trust. Wells Fargo further consents to the holding of the Shares in freely transferable certificated form by the Transfer Agent in custody on behalf of the Pledgors pending delivery to the Underwriter in lieu of the requirements of Section 4.5 of the Collateral Assignment.

     Upon receipt by Wells Fargo of $13,000,000.00 as substitute collateral for the Credit Facility as directed below, any and all pledge, assignment, lien, claim and/or security interest granted to Wells Fargo in the Units, the Shares and all proceeds arising therefrom shall be released and terminated and be of no further force or effect. Promptly following payment of the foregoing amount to Wells Fargo, Wells Fargo shall execute, deliver and file such UCC Termination Statements and other agreements as are reasonably necessary to evidence and further effectuate such release and termination.

     Payment of the $13,000,000.00 is to be made by wire transfers to Wells Fargo Bank, National Association as follows:

1.	Wire Transfer #1, in the amount of $6,500,000.00 to:

Wells Fargo Bank, National Association Federal Routing #121000248
To credit:
Account Number 4758373302
Account Name: Robert Morris Account

2.	Wire Transfer #2, in the amount of $6,500,000.00 to:

Wells Fargo Bank, National Association Federal Routing #121000248
To credit:
Account Number 4758373294
Account Name: Joseph D. Morris Account

     Please evidence your acknowledgement to the foregoing letter by countersigning where provided below and returning it by telecopier to the undersigned at (212) 581-0979.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Walter C. Sierotko, Jr.

Name: Walter C. Sierotko, Jr.
Title: Vice President

The foregoing letter is hereby acknowledged
this 19th day of February, 2004 by:

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Paul Ingrassia

Name: Paul Ingrassia
Title: Managing Director

cc:	Saul A. Behar, Vice President, General Counsel
Keystone Property Trust (Fax # 484-530-0131)

EXHIBIT E

LETTER AGREEMENT BETWEEN
HSBC AND CITIGROUP GLOBAL MARKETS INC.

February 19, 2004

Citigroup Global Markets, Inc
388 Greenwich Street
New York, New York 10013

Attention: Paul Ingrassia, Managing Director

RE:	$5,000,000.00 Revolving Line of Credit (the “Credit Facility”) from HSBC Bank USA (“HSBC”) to and for the Account of Michael J. Falcone Family Trust #1, Michael J. Falcone Family Trust #2, Michael J. Falcone Family Trust #3 and Michael J. Falcone Family Trust #4, all New York Irrevocable Trusts

Dear Mr. Ingrassia:

          Reference is hereby made to the above-referenced Credit Facility which Credit Facility is secured by, inter alia, a collateral pledge to HSBC of, and a grant to HSBC of a security interest in, 100% of all of the partnership units owned by Michael J. Falcone Family Trust #1, Michael J. Falcone Family Trust #2, Michael J. Falcone Family Trust #3 and Michael J. Falcone Family Trust #4 (collectively, the “Pledgors”) in Keystone Operating Partnership, L.P. (the “Units”) and all proceeds arising therefrom including, without limitation, any shares into which the Units are converted. This letter is being delivered in connection with the conversion of all of the Units into common shares of Keystone Property Trust (the “Shares”) and the sale of the Shares by the Pledgors. As represented to HSBC by the Pledgors, the Shares into which the Units are convertible will be issued to the respective Pledgors in freely transferable certificated form, and such Shares will be held in custody on behalf of the Pledgors by American Stock Transfer & Trust Company (the “Transfer Agent”) pending conversion into freely transferable book-entry securities and delivery to Citigroup Global Markets Inc. (the “Underwriter”), through the facilities of The Depository Trust Company simultaneously with the payment to HSBC of the amount referenced to below in connection with the sale of the Shares by the Pledgors. As provided in Section 4(a)(i) and Section 4(a)(iv) of the Pledge Agreement dated August 13, 2003 by and among the Pledgors and HSBC (the “Pledge Agreement”), HSBC hereby consents to the conversion of the Units into the Shares and the sale of the Shares by the Pledgors pursuant to the Purchase Agreement to be entered into by the Pledgors, the Underwriter, Keystone Operating Partnership, L.P. and Keystone Property Trust. HSBC further consents to the issuance of the Shares in the name of the Pledgors and the holding of the Shares in freely transferable certificated form by the Transfer Agent in custody on behalf of the Pledgors pending delivery to the Underwriter in lieu of the requirements of Sections 4 and 6 of each Consent to Pledge of Partnership Interest dated August 13, 2003 by and between HSBC, each Pledgor, Keystone Operating Partnership, L.P. and Keystone Property Trust.

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          Upon receipt by HSBC of $3,300,000.00 on account of the Credit Facility as directed below, any and all pledge, assignment, lien, claim and/or security interest granted to HSBC in the Units and in the Shares and in all proceeds arising therefrom shall be released and terminated and be of no further force or effect. Promptly following payment of the foregoing amount to HSBC, HSBC shall execute, deliver and file such UCC Termination Statements and other agreements as are reasonably necessary to evidence and further effectuate such release and termination.

          Payment of the $3,300,000.00 is to be made by wire transfer to HSBC Bank USA as follows:

HSBC Bank USA

Newark, Delaware
Federal Routing # 021001088
To credit: HSBC Bank Operations
Account Number: 002008025

          Please evidence your acknowledgement to the foregoing letter by countersigning where provided below and returning it by telecopier to the undersigned at (315) 424-3015.

Sincerely,

HSBC BANK USA

By: /s/ F. Mathew Zlomek

Name:	F. Mathew Zlomek
Title:	Senior Vice President,
Commercial Executive

The foregoing letter is hereby acknowledged
this 19th day of February, 2004 by:

CITIGROUP GLOBAL MARKETS, INC.

By: /s/ Paul Ingrassia

Name: Paul Ingrassia
Title: Managing Director

Cc: Mr. Saul A. Behar, Keystone Property Trust (Via telecopier 484-530-0131)

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